Exhibit 99.1

FOR IMMEDIATE RELEASE

Editorial Contacts:
Jennifer Schuh	Bob Richter
NAVTEQ Corporation	for NAVTEQ Corporation
Tel: 312-894-3913	Tel: 212-802-8588
e-M: jennifer.schuh@navteq.com	e-M: bob@richtermedia.com

Investor Relations Contact:

Thomas R. Fox

NAVTEQ Corporation

Tel: 312-894-7500

e-M: investorrelations@navteq.com

NAVTEQ Announces Early Termination of HSR Waiting Period

in Connection with Acquisition by Nokia

Chicago, IL – December 7, 2007 – NAVTEQ Corporation (NYSE: NVT), a leading global provider of digital map data for vehicle navigation and location-based solutions, announced today that it has been granted early termination of the mandatory waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR”), in connection with Nokia’s (NYSE: NOK) pending acquisition of NAVTEQ.

Termination of the HSR waiting period satisfies one of the conditions to completion of the merger between Nokia and NAVTEQ. Completion of the merger is also subject to the adoption of the merger agreement by NAVTEQ stockholders at the special meeting of stockholders, receipt of other regulatory approvals and the satisfaction of the other closing conditions set forth in the merger agreement.

About NAVTEQ

NAVTEQ is a leading provider of comprehensive digital map information for automotive navigation systems, mobile navigation devices, Internet-based mapping applications, and government and business solutions. NAVTEQ creates the digital maps and map content that power navigation and location-based services solutions around the world. The Chicago-based company was founded in 1985 and has over 3,100 employees located in 167 offices in 31 countries.

NAVTEQ is a trademark in the U.S. and other countries. All rights reserved.

NAVTEQ filed a definitive proxy statement with the Securities and Exchange Commission with respect to the proposed merger. The definitive proxy statement, was mailed to NAVTEQ stockholders on or about November 16, 2007 seeking their approval of the proposed merger. Investors and NAVTEQ stockholders are urged to read carefully the proxy statement as well as any supplements to the definitive proxy statement filed by NAVTEQ with the Securities and Exchange Commission before making any voting decision because they contain important information about the proposed merger. In addition, the proxy statement and other documents filed with the SEC by NAVTEQ may be obtained free of charge from NAVTEQ’s website at www.NAVTEQ.com or by directing a request to NAVTEQ , 425 W. Randolph St., Chicago, IL 60606, Attention: Investor Relations, telephone: (312) 894-7500.

NAVTEQ and certain of its executive officers, directors and other employees may be deemed to be participants in the solicitation of proxies from NAVTEQ’s stockholders in connection with the proposed merger. Information about the executive officers, directors and other employees of NAVTEQ and their direct or indirect interests, by security holdings or otherwise, in the merger is set forth in the proxy statement and is also included in NAVTEQ’s proxy statement for its 2007 Annual Meeting, which was filed with the SEC on April 10, 2007 and Annual Report on form 10-K for the year ended December 31, 2006. These documents are available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at NAVTEQ as described above.

This document may include certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. Such statements may include, but are not limited to, planned expenditures and expectations of future financial performance and operating results. The statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under “Item 1A. Risk Factors” in each of the Company’s most recent Annual and Quarterly Reports filed with the Securities and Exchange Commission.

Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. NAVTEQ does not undertake any obligation to update any forward-looking statements contained in this document.